Exhibit 10.1

CALLON PETROLEUM COMPANY

2010 PHANTOM SHARE PLAN

(As Effective May 4, 2010)

i

	(g)	Delegation of Authority	9
	(h)	Indemnification	10

1.4	Performance Awards to Covered Employees under Code Section 162(m)		10

SECTION 2. ELIGIBILITY			10

SECTION 3. PHANTOM SHARE AWARD GRANTS			11

3.1	Grant of Phantom Share Awards		11

3.2	Terms of Incentive Agreement		11

SECTION 4. CAPITAL ADJUSTMENTS			12

SECTION 5. PERFORMANCE-BASED AWARDS AND PERFORMANCE CRITERIA			13

SECTION 6. PROVISIONS RELATING TO PLAN PARTICIPATION			15

6.1	Separation from Service		15
	(a)	Separation from Service	15
	(b)	Termination of Employment for Cause	15

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6.2	Change in Control	15

6.3	Claims for Benefits.	15

SECTION 7. GENERAL		16

7.1	Nontransferability.	16

7.2	Tax Withholding.	17

7.3	No Contract of Employment or Fiduciary Relationship.	17

7.4	Funding and Liability of Company	17

7.5	Benefits Payable Only from General Assets of the Affiliate.	17

7.6	No Guarantee of Tax Consequences	18

7.7	Death Beneficiary	18

7.8	Amendment and Termination	19

7.9	Requirements of Law	19

7.10	Compliance with Code Section 162(m) for Publicly Held Corporation	20

7.11	Compliance with Code Section 409A	20

7.12	Successors to Company	20

7.13	Severability	20

7.14	Gender, Tense and Headings	20

7.15	Governing Law	21

iii

CALLON PETROLEUM COMPANY
2010 PHANTOM SHARE PLAN

SECTION 1.

GENERAL PROVISIONS RELATING TO
PLAN ADMINISTRATION AND DEFINITIONS

1.1          Background and Purpose

Callon Petroleum Company, a Delaware corporation (the “Company”), has adopted this plan document, entitled “Callon Petroleum Company 2010 Phantom Share Plan” (the “Plan”), effective as of May 4, 2010 (the “Effective Date”).

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment of selected key Employees and Consultants, (b) motivating superior performance of key Employees and Consultants by means of long-term performance related incentives, (c) attracting and retaining key Employees and Consultants by providing competitive compensation opportunities, and (e) enabling key Employees and Consultants to share in the growth and success of the Company.

The Plan provides for payments of cash compensation only.  The Plan is intended to be a “bonus program” that is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) because Awards under the Plan do not defer compensation to the termination of covered employment or beyond.  The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

Phantom Share awards may be awarded, from time to time, to certain eligible Employees and Consultants under the Plan.  The Plan is intended to be compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent applicable.

1.2          Definitions

The following terms shall have the meanings set forth below:

(a)            Affiliate.  The Company and each other person or entity that is a member of the same controlled group of corporations, or other entities under common control, with the Company, as determined in accordance with Code Sections 414(b) and (c).

(b)            Authorized Officer.  The Chairman of the Board, the CEO or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company.  No officer shall be an Authorized Officer with respect to any Incentive Agreement for himself.

(c)            Award.  A grant of a Phantom Share Award under the Plan to a Grantee.

(d)            Beneficiary.  The person or entity that is designated by the Grantee, on a form provided by the Committee pursuant to Section 7.7, to receive any amounts distributable under the Plan upon the death of the Grantee.

(e)            Board.  The then-current Board of Directors of the Company.

(f)            Cause.  Unless otherwise provided in the applicable Incentive Agreement, when used in connection with the termination of a Grantee’s Employment, “Cause” shall mean the termination of the Grantee’s Employment by the Company or any Affiliate by reason of:

(1)            the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony or entering the plea of nolo contendere to such crime by Grantee;

(2)            the commission by the Grantee of a material act of fraud upon the Company or any Affiliate;

(3)            the material misappropriation by the Grantee of any funds or other property of the Company or any Affiliate;

(4)            the knowing engagement by the Grantee, without the written approval of the Board, in any material activity that directly competes with the business of the Company or any Affiliate, or that would directly result in a material injury to the business or reputation of the Company or any Affiliate; or

(5)            with respect to any Grantee who is an Employee (A) a material breach by Employee during his employment period of any of the restrictive covenants set out in his employment agreement with the Company or any Affiliate, if applicable, or (B) the willful, material and repeated nonperformance of Employee’s duties to the Company or any Affiliate (other than by reason of Employee’s illness or incapacity), but Cause shall not exist under this clause; or (5)(A) or (5)(B) until after written notice from the Board has been given to Employee of such material breach or nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Employee has breached the agreement or not substantially performed his duties) and Employee has failed to cure such alleged breach or nonperformance within the time period set by the Board, but in no event less than thirty (30) business days after his receipt of such notice; and, for purposes of this clause (5), no act or failure to act on Employee’s part shall be deemed “willful” unless it is done or omitted by Employee not in good faith and without his reasonable belief that such action or omission was in the best interest of the Company or an Affiliate (assuming disclosure of the pertinent facts, any action or omission by Employee after consultation with, and in accordance with the advice of, legal counsel reasonably acceptable to the Company shall be deemed to have been taken in good faith and to not be willful for purposes of this definition of “Cause”).

(g)            CEO.  The then-current Chief Executive Officer of the Company.

(h)            Change in Control.  For all purposes of the Plan, a “Change in Control” of the Company occurs upon a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:

(1)            Change in Ownership.  A change in ownership of the Company occurs on the date that any “Person” (as defined below), other than (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as defined below), (C) an underwriter temporarily holding stock pursuant to an offering of such stock, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock.  However, if any Person is considered to already own more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control.  In addition, if any Person has effective control of the Company through ownership of 30% or more of the total voting power of the Company’s stock, as discussed in paragraph (2) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (1); or

(2)            Change in Effective Control.  Even though the Company may not have undergone a change in ownership under paragraph (1) above, a change in the effective control of the Company occurs on either of the following dates:

(A)           the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing 30% or more of the total voting power of the Company’s stock.  However, if any Person owns 30% or more of the total voting power of the Company’s stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (2)(A); or

(B)            the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)            Change in Ownership of Substantial Portion of Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions.  However, there is no Change in Control when there is such a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, through a transfer to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock; or (iv) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock.

Only for purposes of the foregoing definition of Change of Control:

(1)            “Person” shall have the meaning set forth in Code Section 7701(a)(1).  Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Code Section 409A.

(2)            “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.

The provisions of this Section 1.2(h) shall be interpreted in accordance with the requirements of the Final Treasury Regulations under Code Section 409A; it being the intent of the Company that this Section 1.2(h) shall be in compliance with the requirements of Code Section 409A and said Regulations.

(i)             Code.  The Internal Revenue Code of 1986, as amended.  A reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(j)             Committee.  The Board or any committee appointed by the Board to administer the Plan.  If the Company is a Publicly Held Corporation, the Plan shall be administered by the Committee appointed by the Board consisting of not less than two directors who fulfill the “nonemployee director” requirements of Rule 16b-3 and the “outside director” requirements of Code Section 162(m). In either case, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

(k)            Company Stock.  The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

(l)             Company.  Callon Petroleum Company, a corporation organized under the laws of the State of Delaware, and any successor in interest thereto.

(m)           Consultant.  An agent, consultant, attorney, or any other individual who is not an Employee and who, in the opinion of the Committee, is (i) in a position to contribute to the growth or financial success of any Affiliate, (ii) is a natural person and (iii) provides bona fide services to any Affiliate, and does not directly or indirectly promote or maintain a market for the Company's securities.

(n)            Covered Employee.  A named executive officer who is one of the group of covered employees, as defined in Code Section 162(m) and Treasury Regulation Section 1.162-27(c) (or its successor), during any period that the Company is a Publicly Held Corporation.

(o)            Director.  An individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board.

(p)            Disability.  For purposes of this Plan, one or more of the following events occurs:

(1)            the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(2)            the Grantee is, by reason of any medically determinable physical or mental impairment that be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company (or the applicable Affiliate that employs the Grantee); or

(3)            a Grantee is determined to be totally disabled by the Social Security Administration.

(q)            Employee.  Any employee of any Affiliate within the meaning of Code Section 3401(c) including, without limitation, officers who are Directors.  In the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Code Section 3401(c), “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer for the relevant period.  Service only as a Director shall not be sufficient to constitute employment as an Employee by any Affiliate.

(r)             Employment.  Employment means that the individual is employed as an Employee, or engaged as a Consultant, by any Affiliate. In this regard, the transfer of a Grantee from Employment between Affiliates shall not be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any statute or regulation, personnel policy or written agreement that is enforceable and covers Grantee.

The term “Employment” for purposes of the Plan shall include the active performance of agreed services by a Consultant for any Affiliate.  The date on which the Employment of a Consultant is terminated shall be determined by the Committee.

(s)             ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

(t)             Fair Market Value.  While the Company is a Publicly Held Corporation, the Fair Market Value of one Share on the date in question shall be (i) the average of the opening and closing prices on such day for a Share as quoted on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the national securities exchange on which Shares are then principally listed or admitted to trading, or (ii) if not quoted on a national securities exchange, the average between the reported high and low or the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's “Pink Sheets” or the National Association of Securities Dealers' OTC Bulletin Board System.  If there was no public trade of Company Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Company Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion as it deems appropriate.  In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.  With respect to Phantom Share Awards subject to Code Section 409A, the Fair Market Value shall be determined by the Committee in a manner that is consistent with the requirements of Code Section 409A.

(u)            Grantee.  Any Employee or Consultant who has been granted an Award under the Plan.

(v)            Incentive Agreement.  The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Award is granted under the Plan, as such agreement is further defined in Section 3.2.

(w)           Insider.  If the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the 1934 Act, all as defined under Section 16 of the 1934 Act.

(x)            Performance-Based Award.  A grant of an Award under the Plan pursuant to Section 5 that is intended to satisfy the Performance-Based Exception.

(y)            Performance-Based Exception.  The performance-based exception from the tax deductibility limitations of Code Section 162(m), as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

(z)             Performance Criteria.  The business criteria that are specified by the Committee pursuant to Section 5 for an Award that is intended to qualify for the Performance-Based Exception; the satisfaction of such business criteria during the Performance Period being required for the grant and/or vesting of the particular Award to occur, as specified in the particular Incentive Agreement.

(aa)          Performance Period.  A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to, and the payment value of, any Award that is intended to qualify for the Performance-Based Exception.

(bb)          Phantom Share.  A hypothetical share of Company Stock that is awarded to a Grantee pursuant to an Incentive Agreement.

(cc)          Phantom Share Award.  An award granted by the Committee to a Grantee under Section 3.1 that is valued in whole or in part by reference to, or is otherwise based upon, Company Stock.

(dd)          Plan.  Callon Petroleum Company 2010 Phantom Share Plan, as effective on the Effective Date, which is set forth herein and as it may be amended from time to time.

(ee)          Plan Year.  The calendar year.

(ff)            Publicly Held Corporation.  A corporation issuing any class of common equity securities required to be registered under Section 12 of the 1934 Act.

(gg)          Retirement.  The voluntary Separation from Service of the Grantee, other than for Cause, constituting retirement for age on any date after the Grantee attains the normal retirement age of sixty-two (62) years.

(hh)          Rule 16b-3.  Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(ii)            Separation from Service.  A termination of services provided by a Grantee to any Affiliate, whether voluntarily or involuntarily, other than by reason of death, as determined by the Committee in accordance with Code Section 409A.  In determining whether a Grantee has experienced a Separation from Service, the following provisions shall apply:

(1)            A Separation from Service shall occur when a Grantee has experienced a termination of employment with all Affiliates.  A Grantee shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Grantee and the Affiliates reasonably anticipate that either (A) no further services will be performed for any Affiliate after a certain date, or (B) that the level of bona fide services the Grantee will perform for any Affiliate after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by the Grantee (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to any Affiliate if the Grantee has been providing services to the Affiliate less than 36 months).

(2)            If a Grantee is on military leave, sick leave, or other bona fide leave of absence, the Employment relationship between the Grantee and the Affiliate shall be treated as continuing intact, provided that the period of such leave does not exceed six (6) months; or if longer, so long as the Grantee retains a right to reemployment with an Affiliate under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds six (6) months and the Grantee does not retain a right to reemployment under an applicable statute or by contract, the Employment relationship shall be considered to be terminated for purposes of the Plan as of the first day immediately following the end of such 6-month period.  If a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Grantee to be unable to perform the duties of his position of Employment (or any substantially similar position of Employment), a twenty-nine (29) month period of absence shall be substituted for such six (6) month period, unless the Employment relationship is otherwise terminated by the Affiliate or the Grantee, regardless of whether the Grantee retains a contractual right to reemployment.  In applying the provisions of this Section, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that a Grantee will return to perform Employment services for an Affiliate.

(jj)            Share.  One share of Company Stock.

(kk)          Subsidiary.  Any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 50% equity interest.

1.3           Plan Administration

(a)            Generally.  The Plan shall be administered by the Committee which shall be the Plan administrator.  The Board may change Committee membership or remove any person designated as a Committee member at any time without cause by written resolution of the Board, and a member may resign by providing written notice to the Board.  Any vacancy in the membership of the Committee may be filled by the Board.  Any reference to the Committee herein shall refer to the Board if no Committee is then serving under the Plan.

(b)            General Authority of the Committee.  The Committee shall have the exclusive authority and responsibility for administering the Plan in accordance with its terms.   In addition to any other authority granted under the Plan, the Committee has right, power and discretion to (1) interpret the Plan, (2) prescribe, amend, and rescind any rules and regulations that it deems to be necessary or appropriate for the administration of the Plan, (3) determine Fair Market Value in accordance with the terms of the Plan; and (4) make any other determinations and take any other action that it deems to be necessary or appropriate.  Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

(c)            Company Duties.  The Company shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished any information and documentation in its control that is necessary or appropriate for the Committee to perform its duties under the Plan.

(d)            Bond and Expenses.  The Committee shall serve without bond unless a state or federal statute requires otherwise, in which event the Company shall pay the premium.  All of the expenses of the Committee and the Plan shall be paid by the Company.  These expenses shall include expenses incident to the functioning of the Committee, including, without limitation, litigation costs, fees of accountants, legal counsel and other specialists, and other costs of administering the Plan.

(e)            Reliance on Service Providers.  The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan.  In administering the Plan, the Committee shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports that are furnished by accountants, legal counsel or other agents employed or engaged by the Committee.

(f)             Decisions Binding.  All determinations and decisions of the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its stockholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Award need not be uniform and may be made selectively among Awards and Grantees, whether or not such Awards are similar or such Grantees are similarly situated.

(g)            Delegation of Authority.  The Committee may delegate to designated officers or other employees of any Affiliate any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, including, without limitation, the authority to recommend Grantees and the terms of their Awards; provided, however, the Committee may not delegate to any person the authority (1) to grant Awards or (2) if the Company is a Publicly Held Corporation, to take any action that would contravene the requirements of Rule 16b-3, the Performance-Based Exception under Code Section 162(m), or the Sarbanes-Oxley Act of 2002.

(h)            Indemnification.  Each person who is or was a member of the Committee shall be indemnified by the Company and each other Affiliate against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence by such person.  Each such person shall be indemnified by the Company and each other Affiliate for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled (1) under the Company's Articles or Certificate of Incorporation or Bylaws, (2) pursuant to any separate indemnification or hold harmless agreement with the Company or any Affiliate, (3) as a matter of law, contract or otherwise, or (4) any power that the Company may have to indemnify them or hold them harmless.

1.4           Performance Awards to Covered Employees under Code Section 162(m)

During any period that the Company is a Publicly Held Corporation, then unless the Committee determines that a particular Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the maximum aggregate cash payout with respect to any Phantom Share Award paid out in cash in any calendar year that may be made to any Covered Employee shall be Five Million dollars ($5,000,000).  The limitations of this Section shall be construed and administered so as to comply with the Performance-Based Exception.

SECTION 2.

ELIGIBILITY

The Committee, may grant, but is not required to grant, an Award to any Employee or Consultant.  Awards may be granted by the Committee at any time and from time to time, and may include or exclude previous Grantees, as the Committee shall determine in its discretion.  Except as required by the Plan, Incentive Agreements covering different Grantees need not contain similar provisions.  The determinations of the Committee under the Plan (including, without limitation, determinations regarding which, if any, Employees or Consultants are entitled to receive Awards, the amount and timing of the Awards, and the terms and provisions of the Awards and the Incentive Agreements evidencing them, need not be uniform and thus may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan.

SECTION 3.

PHANTOM SHARE AWARD GRANTS

3.1           Grant of Phantom Share Awards

The grant of an Award shall be authorized by the Committee and evidenced by an Incentive Agreement, on a form approved by the Committee, that is entered into between the Company and the Grantee.  By accepting any Award, each Grantee (and any person claiming by or through him) shall be deemed to have indicated his acceptance of the Plan.

Phantom Share Awards that are granted to a Grantee are payable in cash.  Phantom Share Awards are rights to receive an amount equal to the Fair Market Value of the Shares hypothetically represented by the Phantom Shares, which vest over a time period of or upon the occurrence of an event or events (including without limitation a Change in Control or performance goal) as established by the Committee, without payment of any amount by the Grantee (except to the extent otherwise required by law).  Each Phantom Share Award may have a maximum value established by the Committee at the time of such Award.

The Committee shall establish, at the time of each Award, a time period (which in no event shall be longer than five (5) years) over which, or in the event upon which, the Award (or portion thereof) shall vest in the Grantee.  Following the end of the vesting period for an Award, the Grantee shall be entitled to receive payment of an amount (not exceeding the maximum value of the Award, if any) based on the then-vested value of the Award.

Payment for a vested Award shall be made in a lump sum cash payment (net of applicable withholdings) within two and one-half months (2½) months following the end of the calendar year in which the Award (or a portion thereof) vests, unless another payment date is specified in the Incentive Agreement.  Any payment shall be based on the Fair Market Value of the Shares hypothetically represented by the Phantom Shares on the vesting date.

Cash dividend equivalents may not be paid during the vesting period with respect to an Award, but may be paid following the vesting period if provided in the Incentive Agreement.  If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof, and any other terms and conditions applicable to such deferred payment.

3.2           Terms of Incentive Agreement

Each Grantee to whom an Award is granted shall be required to enter into an Incentive Agreement with the Company in such a form as provided by the Committee.  The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Award.  Such terms need not be uniform among all Grantees or any similarly situated Grantees.  The Incentive Agreement shall be signed by the Grantee to whom the Award is made and by an Authorized Officer.

Each Incentive Agreement is subject to the express terms and conditions of the Plan, and shall set forth (a) the date of grant of the Award, (b) the number of Phantom Shares awarded, (c) vesting requirements, and (d) such other terms and conditions that, in the sole judgment of the Committee, are appropriate and not inconsistent with the terms and provisions of the Plan.

The Incentive Agreement may also include, without limitation, forfeiture and other provisions particular to the particular Grantee's Award, as well as, for example, provisions to the effect that the Grantee (a) shall not disclose any confidential information acquired during Employment with the Company, (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) shall not interfere with the employment or other service of any employee, (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (e) shall forfeit an Award if terminated for Cause, and (f) shall be subject to any other agreement between the Grantee and the Company.

The Committee may, on its discretion, specify Performance Criteria in the Incentive Agreement for (i) vesting in the Incentive Agreement and (ii) payment thereof to the Grantee.  The extent to which any such Performance Criteria have been met shall be determined and certified by the Committee in accordance with the requirements to qualify for the Performance-Based Exception under Code Section 162(m).

SECTION 4.

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities or other property), merger, reorganization, consolidation, recapitalization, stock split, reverse stock split, combination, subdivision, repurchase, issuance of warrants, stock dividend, or other change in corporate structure or corporate transaction affecting the Fair Market Value of the Company Stock, then Committee shall adjust the number of Phantom Shares subject to the then-outstanding Awards, so that the Fair Market Value of the Awards under the Plan immediately after the transaction or event is equal to the Fair Market Value of the Awards immediately prior to the transaction or event.  Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would subject the Affiliate, Plan, or Grantee to taxation under Code Section 409A.  Such adjustments shall also be made in accordance with any applicable rules of any securities exchange or stock quotation system on which the Company Stock is listed.

The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Fair Market Value of any then - outstanding Awards.

The existence of the Plan or outstanding Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

SECTION 5.

PERFORMANCE-BASED AWARDS AND PERFORMANCE CRITERIA

As determined by the Committee at the time of grant, Performance-Based Awards may be granted subject to performance objectives relating to one or more of the following within the meaning of Code Section 162(m) (the “Performance Criteria”) in order to qualify for the Performance-Based Exception:

(A)	PROFITS (INCLUDING, BUT NOT LIMITED TO, PROFIT GROWTH, NET OPERATING PROFIT OR ECONOMIC PROFIT);

(B)	PROFIT-RELATED RETURN RATIOS;

(C)	RETURN MEASURES (INCLUDING, BUT NOT LIMITED TO, RETURN ON ASSETS, CAPITAL, EQUITY, INVESTMENT OR SALES);

(D)	CASH FLOW (INCLUDING, BUT NOT LIMITED TO, OPERATING CASH FLOW, FREE CASH FLOW OR CASH FLOW RETURN ON CAPITAL OR INVESTMENTS);

(E)	EARNINGS (INCLUDING BUT NOT LIMITED TO, TOTAL STOCKHOLDER RETURN, EARNINGS PER SHARE OR EARNINGS BEFORE OR AFTER TAXES);

(F)	NET SALES GROWTH;

(G)	NET EARNINGS OR INCOME (BEFORE OR AFTER TAXES, INTEREST, DEPRECIATION AND/OR AMORTIZATION);

(H)	GROSS, OPERATING OR NET PROFIT MARGINS;

(I)	PRODUCTIVITY RATIOS;

(J)	SHARE PRICE (INCLUDING, BUT NOT LIMITED TO, GROWTH MEASURES AND TOTAL SHAREHOLDER RETURN);

(K)	TURNOVER OF ASSETS, CAPITAL, OR INVENTORY;

(L)	EXPENSE TARGETS;

(M)	MARGINS;

(N)	MEASURES OF HEALTH, SAFETY OR ENVIRONMENT;

(O)	OPERATING EFFICIENCY;

(P)	CUSTOMER SERVICE OR SATISFACTION;

(Q)	MARKET SHARE;

(R)	CREDIT QUALITY;

(S)	DEBT RATIOS (E.G., DEBT TO EQUITY AND DEBT TO TOTAL CAPITAL); AND

(T)	WORKING CAPITAL TARGETS.

Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period.  In the Incentive Agreement, the Committee shall establish one or more Performance Criteria for each Award that is intended to qualify for the Performance-Based Exception on its grant date.

In establishing the Performance Criteria for each applicable Award, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a segment of business or a change in accounting principle, each as determined in accordance with the standards under Opinion No. 30 of the Accounting Principles Board (APB Opinion 30) or any successor or other authoritative financial accounting standards, as determined by the Committee).  The terms of the stated Performance Criteria for each applicable Award, whether for a Performance Period of one (1) year or multiple years, must preclude the Committee’s discretion to increase the amount payable to any Grantee that would otherwise be due upon attainment of the Performance Criteria, but may permit the Committee to reduce the amount otherwise payable to the Grantee in the Committee’s discretion.

The Performance Criteria specified in any Incentive Agreement need not be applicable to all Awards, and may be particular to an individual Grantee’s function or business unit.  The Committee may establish the Performance Criteria of the Affiliate as determined and designated by the Committee, in its discretion, in the Incentive Agreement.

Performance-Based Awards may be granted in the discretion of the Committee and, if granted, will be (a) sufficiently objective so that an independent person or entity having knowledge of the relevant facts could determine the amount payable to Grantee, if applicable, and whether the pre-determined goals have been achieved with respect to the Award, (b) established at a time when the performance outcome is substantially uncertain, (c) established in writing no later than ninety (90) days after the commencement of the Performance Period to which they apply (or no later than the date that 25% of the Performance Period has elapsed in the case of a Performance Period of less than a year), and (d) based on operating earnings, performance against peers, earnings criteria or such other criteria as provided in this Section 5.

SECTION 6.

PROVISIONS RELATING TO PLAN PARTICIPATION

6.1           Separation from Service

(a)            Separation from Service.  Unless otherwise expressly provided in the Grantee's individual Incentive Agreement or the Plan, if the Grantee's incurs a Separation from Service for any reason, including due to his death, Disability, or retirement, except for Cause, any non-vested portion of the Award at the time of such Separation from Service shall automatically expire and terminate and no further vesting shall occur after the termination date.

(b)            Termination of Employment for Cause.  Unless otherwise expressly provided in the Grantee's individual Incentive Agreement or the Plan, in the event of the termination of a Grantee's Employment for Cause, all non-vested Awards previously granted to such Grantee shall immediately expire on the date of such termination of Employment and, to the extent that any vested Awards remain unpaid as of his Separation from Service date, no Affiliate shall have any obligation to make any payment with respect thereto and the entire Award, vested and non-vested, shall thus be forfeited.

6.2           Change in Control

Notwithstanding any contrary provision in the Plan, in the event of a Change in Control, the following actions shall automatically occur as of the day immediately preceding the Change in Control date except to the extent otherwise expressly provided in the Grantee's individual Incentive Agreement:

(A)           ALL OF THE RESTRICTIONS AND CONDITIONS OF ANY OUTSTANDING PHANTOM SHARE AWARDS THEN OUTSTANDING SHALL BE DEEMED SATISFIED, AND THE RESTRICTION PERIOD WITH RESPECT THERETO SHALL BE DEEMED TO HAVE EXPIRED, AND THUS EACH SUCH AWARD SHALL BECOME FREE OF ALL RESTRICTIONS AND FULLY VESTED; AND

(B)            ALL OF THE OUTSTANDING PERFORMANCE-BASED AWARDS SHALL BECOME FULLY VESTED, DEEMED EARNED IN FULL, WITHOUT REGARD TO PAYMENT SCHEDULES AND NOTWITHSTANDING THAT THE APPLICABLE PERFORMANCE CYCLE, RETENTION CYCLE OR OTHER RESTRICTIONS AND CONDITIONS HAVE NOT BEEN COMPLETED OR SATISFIED.

6.3           Claims for Benefits.

Benefits for vested Awards shall be made without the necessity of filing a formal claim under the Plan.  However, in the event of any benefits dispute, a claim may be made in writing to the Committee by the Grantee, (or his beneficiary and any other person claiming by or through the Grantee), or any authorized representative of the Grantee (individually and collectively, the “Claimant”).  With respect to any claims for benefits that are made under the Plan, the following procedures shall apply.

If a claim for benefits is wholly or partially denied, the Committee shall notify the Claimant of the denial of the claim.  Such notice will be given within ninety (90) days after the request for a benefit is received by the Committee (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, provided that written notice of such extension and circumstances is given to the Claimant within the initial ninety (90) day period).  If such notification is not given within such period, the request for the benefits will be considered denied as of the last day of such period.  Such notice of denial shall be in writing, shall be written in a manner calculated to be understood by the Claimant, and shall contain: (1) the specific reason or reasons for denial of the claim; (2) a specific reference to the pertinent Agreement provisions upon which the denial is based; (3) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary; and (4) a description of the Plan’s review procedures and the time limits applicable to such procedures.

Within sixty (60) days after the receipt by the Claimant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, if the Claimant desires to appeal the denial of the claim, the Claimant must file a written request with the Committee that it conduct a review of the denial of the claim.  In connection with any request for a review of the denial of a claim, the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, applicable documents, records and other information that are relevant to the Claimant’s claim for benefits.  The review will take into account any comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial denial of the claim.

The Committee shall deliver to the Claimant a decision on the claim within sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60)-day period shall be extended to one hundred twenty (120) days, provided that written notice of such extension and circumstances is given to the Claimant within the initial sixty (60)-day period).  Such a decision shall be in writing, shall be written in a manner calculated to be understood by the Claimant, and shall contain: (1) the specific reason or reasons for denial of the claim: (2) a specific reference to the pertinent provisions of the Plan upon which the denial is based; and (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all applicable documents, records and other information that are relevant to the Claimant’s claim for benefits.

SECTION 7.

GENERAL

7.1           Nontransferability.

Neither the Grantee nor any beneficiary thereof shall have any power or right to transfer, assign, anticipate, hypothecate, or otherwise encumber any part or all of the amounts payable under the Plan.  No such amounts shall be subject to seizure by any creditor of the Grantee (or any person claiming by or through him), except as may be required by law that cannot be waived.  Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

7.2           Tax Withholding.

Not later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Award, the Company (or the applicable Affiliate that employs the Grantee) shall withhold from, or the Grantee shall pay to the Affiliate or make arrangements satisfactory to the Affiliate regarding the payment of, any federal, state, local or international taxes of any kind required by law to be withheld with respect to such amount.  The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Affiliate shall, to the full extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee from any Affiliate.

7.3           No Contract of Employment or Fiduciary Relationship.

Nothing contained herein shall be construed to be a contract of Employment for any term of years, nor as conferring upon the Grantee the right to continue to in Employment with any Affiliate in the Grantee's present capacity or in any other capacity.

Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Affiliate or Committee and the Grantee, his beneficiary or any other person or entity claiming by or through him.

7.4           Funding and Liability of Company

No provision of the Plan shall require the Affiliate, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets.  Any liability or obligation of the Affiliate to any Grantee with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan and any Incentive Agreement, and no such liability or obligation of the Affiliate shall be deemed to be secured by any pledge or other encumbrance on any property of the Affiliate.  The Affiliate, Board, and Committee shall not be required to give any bond or other security for the performance of any obligation that may be created by the Plan.

7.5           Benefits Payable Only from General Assets of the Affiliate.

The following provisions shall be applicable to the payment of all benefits:

(A)           THE PAYMENTS TO THE GRANTEE SHALL BE MADE FROM ASSETS WHICH SHALL CONTINUE, FOR ALL PURPOSES, TO BE A PART OF THE GENERAL, UNRESTRICTED ASSETS OF THE COMPANY AND ANY OTHER AFFILIATE.  THE AFFILIATE’S OBLIGATION HEREUNDER SHALL BE AN UNFUNDED AND UNSECURED PROMISE TO PAY MONEY IN THE FUTURE.  TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM THE AFFILIATE UNDER THE PROVISIONS HEREOF, SUCH RIGHT SHALL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF THE AFFILIATE, AND NO SUCH PERSON SHALL HAVE NOR ACQUIRE ANY LEGAL OR EQUITABLE RIGHT, INTEREST, OR CLAIM IN OR TO ANY SPECIFIC PROPERTY OR ASSETS OF THE AFFILIATE.

(B)            IN THE EVENT THAT, IN ITS DISCRETION, THE AFFILIATE SETS ASIDE OTHER PROPERTY OR FUNDS TO ENABLE THE AFFILIATE TO COVER THE COST, EITHER IN WHOLE OR IN PART, OF PROVIDING BENEFITS HEREUNDER, NEITHER THE GRANTEE (OR HIS BENEFICIARY OR ANY OTHER PERSON CLAIMING BY OR THROUGH HIM) SHALL HAVE ANY RIGHTS WHATSOEVER IN SUCH PROPERTY OR FUND.  THE AFFILIATE SHALL BE THE SOLE OWNER OF ANY SUCH FUND, AND SUCH FUND SHALL AT ALL TIMES BE SUBJECT TO THE CLAIMS OF THE GENERAL CREDITORS OF THE AFFILIATE.

7.6           No Guarantee of Tax Consequences

The Affiliate, Board and the Committee do not make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any person participating or eligible to participate hereunder.

7.7           Death Beneficiary

Each Grantee, after receiving an Award, shall file with the Committee (or its delegate) a designation of one or more Beneficiaries to whom any amount otherwise payable to the Grantee shall be made in the event of his death prior to the complete payment of his Award.  A Beneficiary designation shall be on the form prescribed by the Committee and shall be effective when received and accepted by the Committee or its delegate.  A Grantee may, from time to time, revoke or change his Beneficiary designation by filing a new designation form with the Committee.  The last valid designation that was received and accepted by the Committee prior to the Grantee’s death shall be controlling; provided, however, that no designated Beneficiary, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death, and shall not be effective as of a date prior to its receipt and acceptance by the Committee or its delegate.

Notwithstanding any contrary provision of this Section 7.7, no designated Beneficiary made by a married Grantee, other than one under which the surviving lawful spouse of such Grantee is designated as the sole 100% primary Beneficiary, shall be valid and effective without the prior written consent of such spouse to the designation of another primary Beneficiary on a form provided by the Committee for such purpose.  However, in the event of Grantee’s divorce, any designation of his former spouse as his primary Beneficiary shall be automatically revoked hereunder, without the necessity of any further action, unless and until the Grantee affirmatively re-designates his former spouse as his primary Beneficiary hereunder.

If no valid and effective designated Beneficiary exists at the time of the Grantee’s death, or if no designated Beneficiary survives the Grantee, or if such designation conflicts with applicable law, the payment for any vested Award shall be made to the Grantee’s surviving lawful spouse, if any.  If there is no surviving spouse, then payment for the Award shall be made to the executor or administrator of the Grantee’s estate upon receipt of instructions, or if there is no administration on Grantee’s estate, in accordance with the laws of descent and distribution as determined by the Committee.  If the Committee is in doubt as to the right of any person to receive such amount, it may direct that the amount be paid into any court of competent jurisdiction in an interpleader action, and such payment shall be a full and complete discharge of any liability or obligation under the Plan and Incentive Agreement to the full extent of such payment.

7.8           Amendment and Termination

Subject to the limitations set forth in this Section 7.8 and Code Section 409A, the Board may at any time and from time to time, without the consent of the Grantees, amend, revise, suspend, discontinue or terminate the Plan in whole or in part.  Any such amendment, suspension or termination shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards previously granted under the Plan, notwithstanding any contrary provisions contained in any Incentive Agreement; provided, however, no such action shall adversely affect, in any material way, any rights of Grantees or obligations of the Affiliates to Grantees with respect to any outstanding Award without the consent of the affected Grantee.

The Board shall have the power and authority to terminate or amend the Plan at any time in its discretion; provided, however, the Board shall not, without the approval of the stockholders of the Company if the Company is a Publicly Held Corporation, within the time period required by applicable law, (a) increase the maximum limits on Awards to Covered Employees as set for compliance with the Performance-Based Exception or (b) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 to the extent Section 16 of the Securities Exchange of 1934, as amended, is applicable.  No termination, amendment, or modification of the Plan shall adversely affect, in any material way, any outstanding Award previously granted to a Grantee under the Plan without the written consent of such Grantee.

To the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without obtaining approval of the Company's stockholders to the extent required.

In the event of the termination of the Plan, no additional vesting shall accrue on a Grantee’s behalf after the termination date.  In accordance with Code Section 409A, termination of the Plan shall not, by itself, create a distribution or payment event.  Upon termination of the Plan, distribution of benefits shall be made to Grantees in the same manner and at the same time as described in the Plan and the outstanding Incentive Agreements or upon an earlier date allowable under Code Section 409A.

7.9           Requirements of Law

The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

7.10         Compliance with Code Section 162(m) for Publicly Held Corporation

If the Company is a Publicly Held Corporation, unless otherwise determined by the Committee with respect to any particular Award, it is intended that the Plan shall comply fully with the applicable requirements so that any Awards subject to Code Section 162(m) that are granted to Covered Employees shall qualify for the Performance-Based Exception.  If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Award to comply with the Performance-Based Exception as so intended, such provision shall be construed, or deemed to be amended to conform to, the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall adversely affect, in any material way, the Grantee holding any outstanding Award.

7.11         Compliance with Code Section 409A

It is intended that Awards granted under the Plan shall be exempt from, or if not so exempt, in compliance with, the applicable requirements to preclude taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.  In that respect, the Board reserves the right to amend the Plan, and the Board and the Committee each reserve the right to amend any outstanding Incentive Agreement, to the extent deemed necessary or advisable, in its discretion, either to exempt such Award from taxation under Section 409A or to comply with the requirements of Section 409A to preclude taxation thereunder.  Further, Grantees who are “Specified Employees” (as defined under Section 409A), shall be required to delay payment under an Award for six (6) months after Separation from Service, but only to the extent such Award is subject to taxation under Section 409A and such delay is required to avoid taxation under Section 409A.

7.12         Successors to Company

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

7.13         Severability

In the event that any provision of the Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

7.14         Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

7.15         Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, on this 4th day of May, 2010, to be effective as of the Effective Date.

CALLON PETROLEUM COMPANY

By:	/s/ Fred L. Callon
Name:	Fred L. Callon
Title:	President and Chief Executive Officer